SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - October 17, 2012
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

(a), (b) On October 5, 2012, AK Steel Holding Corporation (the “Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) disclosing that the Audit Committee of the Company had recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2012. The Original Form 8-K provided that the Audit Committee had determined (i) to dismiss Deloitte & Touche LLP (“D&T”) as the Company's independent registered public accounting firm effective immediately following the Company's filing of its Quarterly Report on Form 10-Q for the quarter ending September 30, 2012 (“Third Quarter 10-Q”), and (ii) to engage Ernst & Young LLP (“E&Y”) as the Company's independent registered public accounting firm for the year ended December 31, 2012, also to be effective immediately following the filing of the Company's Third Quarter 10-Q.

On October 16, 2012, E&Y informed the Company that it had identified an issue affecting E&Y's independence with respect to serving as the Company's independent registered public accounting firm for the year ended December 31, 2012. In response to this development, on October 17, 2012, the Audit Committee requested that D&T continue, and D&T agreed to continue, as the Company's independent registered public accounting firm for the year ended December 31, 2012. Accordingly, also on October 17, 2012, the Audit Committee determined to rescind its previously announced decision to dismiss D& T as the Company's independent registered public accounting firm effective immediately following the Company's filing of the Company's Third Quarter 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: October 22, 2012